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                                                                    Exhibit 99.3


           CERTIFICATE OF ELIMINATION OF THE SERIES A PREFERRED STOCK,
             SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK
                                       OF
                                 INTRAWARE, INC.
                       (PURSUANT TO SECTION 151(G) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

         Intraware, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the following resolutions regarding the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, were duly adopted by the board of directors of the Company:

                  RESOLVED: That none of the authorized shares of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively the "PREFERRED STOCK") are outstanding.

                  RESOLVED FURTHER: That none of the Company's authorized shares of Preferred Stock will be issued subject to the Company's certificates of designations previously filed with the Delaware Secretary of State at any time prior to the date hereof.

                  RESOLVED FURTHER: That the proper officers of the Company are hereby authorized and directed to prepare and file with the Delaware Secretary of State an appropriate Certificate of Elimination with respect to the Preferred Stock in order to eliminate from the Company's certificate of incorporation all matters set forth in the certificates of designations previously filed with respect to the Preferred Stock.







                           [SIGNATURE PAGE TO FOLLOW]



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         IN WITNESS WHEREOF, the Company has caused this Certificate of
Elimination to be signed by Peter Jackson, its President and Chief Executive Officer, this 16th day of January 2001.


                                    INTRAWARE, INC.


                                    By: /s/ PETER H. JACKSON
                                        ----------------------------------------
                                    Name: Peter H. Jackson
                                    Title: President and Chief Executive Officer